UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 27, 2013

INFINITY ENERGY RESOURCES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-17204	20-3126427
(State or other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

11900 College Blvd, Suite 310, Overland Park, KS 66210

(Address of Principal Executive Offices) (Zip Code)

(913) 948-9512

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

On December 27, 2013 Infinity Energy Resources, Inc. (the “Company”) borrowed $1,050,000 under an unsecured credit facility with a private, third-party lender. The loan is represented by a promissory note (the “Note”), bears interest at the rate of 8% per annum and is payable interest and principal in full on March 12, 2014 (the “Maturity Date”). It may be prepaid without penalty at any time. The Note is subordinated to all existing and future senior indebtedness, as such terms are defined in the Note.

The Company used the loan proceeds to make a $1,000,000 progress payment to CGG Services (US) Inc. – NASA, which conducted seismic survey activities on the Company’s Nicaraguan Concessions, and to pay the lender a $50,000 origination fee.

In connection with its loan, the Company granted the lender a warrant (the “Warrant”) exercisable to purchase 1,000,000 shares of its common stock at an exercise price of $1.50 per share for a period commencing March 14, 2014 and expiring on the third anniversary of such date. If the Company fails to pay the note on its Maturity Date, the number of shares issuable under the Warrant increases to 13,333,333 and the exercise price drops to $0.075 per share.

The foregoing descriptions of the Note and Warrant do not purport to be complete and are qualified in their entirety to Exhibits 10.1 and 10.2, respectively, to this report.

The information contained in this current report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities under that section, nor shall it be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	FINANCIAL STATEMENT AND EXHIBITS

(d) Exhibits

10.1	8% Note, dated December 27, 2013

10.2	Common Stock Purchase Warrant (1,000,000 shares), dated December 27, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 3, 2014

Infinity Energy Resources, Inc.

By:	/s/ Stanton E. ROSS
Name:	Stanton E. Ross
Title:	President and Chief Executive Officer